EXHIBIT 10.1
                                                                    ------------



                                                                  EXECUTION COPY
                                                                  --------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------





                            ASSET PURCHASE AGREEMENT




                                  BY AND AMONG




                               MRO SOFTWARE, INC.




                                 INTERMAT, INC.




                                       AND




                     INTERNATIONAL MATERIALS SOLUTIONS, INC.




                          DATED: As of January 1, 2003




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXHIBITS



Exhibit A         Secured Promissory Note (Amortized)
Exhibit B         Secured Promissory Note (Balloon)
Exhibit C         Warrant to Purchase Common Stock
Exhibit D         Security Agreement
Exhibit E         Assignment and Assumption Agreement and Bill of Sale
Exhibit F         License and Support Agreement
Exhibit G         Form of Legal Opinion - Seller
Exhibit H         Form of Legal Opinion - Buyer
Exhibit I         Lease Assignment Agreement
Exhibit J         Form of Employee Letter

                             INDEX OF DEFINED TERMS


A                                            K

Agreement..............................1     Know-how.........................21
Amortized Note.........................3     Knowledge........................22
Ancillary Agreements..................20
Assignment Agreement...................5     L
Assumed Contracts......................6
Assumed Liabilities....................2     Laws.............................22
                                             Lease Assignment..................5
B                                            Lessor............................6
                                             License Agreement.................5
Statement of Assets and Liabilities...10     Losses...........................22
Balloon Note...........................3
Business...............................1     M
Business Records.......................2
Buyer..................................1     Material Adverse Effect..........22
Buyer Indemnified Persons.............20     MRO Products.....................16

C                                            O

Closing...............................20     Office Lease......................6
Closing Date...........................4
Code..................................20     P
Common Stock..........................11
Commonly Controlled Entity.............9     Parent............................1
Consents..............................20     Payables.........................22
Constituent Documents.................20     Premises..........................1
Contracts.............................20     Products..........................1
Court Order...........................20     Purchase Notes....................3
Customer..............................15     Purchase Price....................3
                                             Purchased Assets..................1
D
                                             R
Debt..................................20
                                             Receivables......................22
E
                                             S
Effective Date.........................1
Employee Benefit Plans................21     Security Agreement................3
Encumbrance...........................21     Seller............................1
ERISA.................................21     Supplemental Assets...............2
ERISA Group...........................21
Excluded Assets........................3     T
Excluded Contracts....................21
Excluded Liabilities...................3     Tax Returns......................22
                                             Taxes............................22
G                                            Technical Documentation...........2
                                             Terminated Employee..............13
Government Authority..................21     Third Party Action...............22
Government Authorizations.............21     Trademarks........................2

H                                            W

Hired Employees.......................13     Warrant...........................3

I

Indemnified Person....................21
Indemnifying Person...................21
Intellectual Property.................21

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is entered into effective as of the 1st day of January, 2003 (the "Effective Date"), among MRO Software, Inc., a Massachusetts corporation ("Parent"), INTERMAT, Inc., a Delaware corporation (the "Seller") and a wholly-owned subsidiary of the Parent, and International Materials Solutions, Inc., a Delaware corporation ("Buyer").


                                    RECITALS

         WHEREAS, Seller is engaged in the business of providing data normalization services and licensing certain associated software products to customers (the "Business"); and

         WHEREAS, Buyer wishes to acquire the assets of Seller described herein and to assume the liabilities of the Business described herein;

         NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         (Certain capitalized terms used herein and not otherwise defined are defined in Article 6.)

ARTICLE 1.   PURCHASE AND SALE OF ASSETS.

1.1 Purchased Assets. Subject to the terms and conditions of this Agreement, Seller hereby sells, assigns and transfers to Buyer, and Buyer purchases, all of Seller's assets as they shall exist on the Closing Date, excluding the Excluded Assets identified in Section 1.4 (collectively, the "Purchased Assets") and including, without limitation, such of Seller's assets as are more particularly described below:

     a. all of Seller's rights, title and interest in and to any and all technology and computer software tools and products of every kind and description that were originally developed by Seller, meaning the software tools, products and technologies known as (or used to develop, support and enhance) SMD or Standard Modifier Dictionary, Struxure, Struxure.net, MRO Master, Press, Impress, Express and Autocon (the "Products");

     b. all of Seller's rights, title and interest in and to all prior versions of the Products, and all improvements, enhancements, revisions, fixes, new versions, derivatives, compilations, adaptations, selections and arrangements of the Products made by or on behalf of Seller and all of the foregoing that is or was at any time under development by Seller;

     c. all of Seller's rights, title and interest in and to all hardware, fixed assets, furniture, equipment, inventory, and other tangible items owned by Seller and located in Seller's premises at One Greenway Plaza, Suite 200, Houston, Texas (the "Premises");

     d. all of Seller's customer lists, contact information, marketing, sales, prospect and pipeline information and materials, manuals, catalogs, brochures, product literature, pricing materials, shipping and packaging materials, vendor and supplier lists, financial records and information relating to the Business and other printed materials, support logs and all other similar information in tangible and electronic form where available, except for those business records to be retained by Seller pursuant to Section 1.4 (the "Business Records") (Seller being entitled to retain a copy of any thereof), but only such as relate exclusively to the Business;

     e. all of Seller's rights, title and interest, if any, in the Intellectual Property;

     f. all of Seller's rights, title and interest in and to the following trademarks, service marks and common law trademark and service mark rights: INTERMAT, STRUXURE, STRUXURE.NET, AUTOCON and SMD and STANDARD MODIFIER DICTIONARY (the "Trademarks"), including (i) all Trademark registrations and applications therefor, and (ii) all related trade names and logos, and applications therefor, owned by Seller and including the word "INTERMAT"; and all goodwill associated with any of the foregoing;

     g. all of Seller's rights, title and interest, if any, in and to the domain name and URL http://www.intermat.com and the contents of that website;

     h. all right, title and interest of Seller and/or Parent in, to and under the Contracts listed on Schedule 1.1(h) and identified as "Assumed Contracts" (the "Assumed Contracts");

     i. all of Seller's rights, title and interest in and to any and all technical documentation reflecting or describing or otherwise related exclusively to any of the Products (the "Technical Documentation"), including without limitation, source code, object code, descriptions, data, instructions and records specifications, manuals, training materials, programmers' notes, architecture, logic models and data models; and

     j. all of Seller's rights in and to any Government Authorizations which relate exclusively to the operation of the Business or the Products, but only to the extent they are transferable to Buyer.

1.1A Other Assets. To the extent that there are any assets (the "Supplemental
     Assets") of Seller or of Parent of the type referred to in Section 1.1 that are currently used in, and necessary to the operation of, the Business that are not Purchased Assets, and to the extent that Buyer would be required to expend material funds to replace those assets, Parent will engage in good faith negotiations with Buyer to make such assets available for use by Buyer in the Business on a non-exclusive royalty-free basis, by license or similar means, to the extent it is legally able to do so; provided, however, that the foregoing shall not obligate Seller or Parent to transfer title to any assets, or to incur any out-of-pocket expense with regard thereto. "Supplemental Assets" shall not be deemed to include third-party software used in the Business.

1.2 Assumed Liabilities. Subject to the terms and conditions of this Agreement, Buyer shall assume, pay, perform or discharge when due the following liabilities and obligations (the "Assumed Liabilities"): (i) those obligations, debts and liabilities set forth on Schedule 1.2; and (ii) those obligations, debts and liabilities of the Business or otherwise relating to the Purchased Assets arising after the Closing Date (unless specifically retained by Seller pursuant to this Agreement). Certain additional liabilities and obligations related to employee compensation and benefits, related to certain contracts of Seller and/or Parent and related to operating expenses of the Business on and after the Effective Date are dealt with elsewhere in this Agreement.

1.3 Excluded Liabilities. Except for the Assumed Liabilities and those explicitly dealt with elsewhere in this Agreement, all other obligations, debts and liabilities of Seller and/or Parent of any kind or character, whether known or unknown, absolute, accrued, contingent or otherwise, shall remain and continue to be the obligations, debts and liabilities of Seller and/or Parent (collectively, the "Excluded Liabilities"), including but not limited to debts, obligations and liabilities relating to the Excluded Assets.

1.4 Excluded Assets. Buyer and Seller specifically exclude from Buyer's purchase hereunder any and all ownership or other interest in (i) all of Seller's cash and all Receivables, (ii) all Microsoft Office, SQL products, Lotus Notes, Oracle, Siebel and PeopleSoft licenses used by Seller or in its possession, (iii) all MAXIMO, Collego, MainControl, MC/Empower and OCS,
     (iii) all other software programs and their associated documentation and materials and all other assets in the possession of Seller, in each case that are not Purchased Assets, and (iv) all Excluded Contracts, and (v) Seller's records relating solely to its legal existence and status, stockholders and minute of meetings of its directors and stockholders (collectively, the "Excluded Assets"). For the avoidance of doubt, to the extent there is any overlap between items encompassed by the terms "Purchased Assets" and "Excluded Assets", those items shall be Excluded Assets.

1.5 Purchase Price and Closing. In consideration of the sale by Seller to Buyer of the Purchased Assets, in addition to the assumption by Buyer of the Assumed Liabilities, Buyer agrees that it will pay to Seller or to its designee at the Closing the following consideration:

     a. a subordinated secured promissory note in the original principal amount of $1,000,000.00, in the form attached as Exhibit A (the "Amortized Note");

     b. a subordinated secured promissory note in the original principal amount of $1,000,000.00 (subject to adjustment as provided in such note), in the form attached as Exhibit B (the "Balloon Note" and, together with the Amortized Note, the "Purchase Notes"); and

     c. a warrant to purchase 180,000 shares of Common Stock, par value $0.001 per share, of Buyer, in the form attached as Exhibit C (the "Warrant" and, together with the Purchase Notes, the "Purchase Price").

     The Purchase Notes shall be secured pursuant to a Security Agreement substantially in the form attached as Exhibit D (the "Security Agreement"). At the request of Buyer, the Purchase Notes shall be subject to a subordination agreement between Buyer, Seller and Senior Creditors (as defined in the Purchase Notes) in form and substance required by such creditors and reasonably acceptable to Seller, it being understood that Seller need not agree to any terms less favorable to it (including without limitation the amount of senior debt as to which the Purchase Notes are subordinated) than those set forth in the Purchase Notes.

1.6 Time and Place of Closing. The Closing shall be consummated contemporaneously with the execution of this Agreement at the offices of Parent in Bedford, MA at 10:00 a.m., on January 13, 2003, via facsimile, overnight courier or in such other manner as does not require Buyer to attend in person. If necessary, the Closing shall occur at such other place, date or time as may be fixed by mutual agreement of the parties. The date of the Closing is referred to herein as the "Closing Date".

1.7  Current Asset and Liability Allocation. At the Closing:

     a. Seller will retain all cash and Receivables and all proceeds therefrom.

     b. Schedule 1.7 sets forth a detailed list, including aging data, of the Receivables and Payables immediately prior to the Effective Date. Except as specifically set forth herein to the contrary, Seller shall be entitled to the proceeds of all Receivables and shall be obligated to pay all Payables. Buyer hereby agrees that if any amounts are received by Buyer in respect of the Receivables, then all such amounts shall be held in trust and paid over to Seller within 10 days of receipt of such amounts by Buyer. If Buyer receives any invoices for Payables, Buyer agrees to forward such invoices to Seller within 10 days of receipt of such invoices by Buyer. Any proceeds of accounts receivable of Buyer arising from the conduct of the Business from and after the Effective Date shall be the property of Buyer.

     c. Any payments received by Seller or Buyer from a debtor that owes both Receivables and an account receivable of Buyer arising from and after the Effective Date shall be deemed to be a payment on the oldest receivable so owed which is not subject to a bona fide claim asserted in writing by the payor.

     d. Buyer shall be responsible for all expenses related to the conduct of the Business from and after the Effective Date, and Buyer shall be entitled to all revenue and other assets generated by the conduct of the Business from and after the Effective Date. Buyer shall be obligated to reimburse Seller for all prepaid expenses of the Business that relate to the period from and after the Effective Date, and Seller shall be obligated to turn over to Buyer amounts representing prepaid revenue attributable to the period from and after the Effective Date. To the extent practicable, rent, insurance, ad valorem taxes, payroll and any other of such identifiable expenses (including an amount agreed as an adjustment sufficient to enable Buyer to procure necessary Office and SQL licenses from Microsoft, and other amounts listed) will be allocated, pro rated and settled at the Closing in accordance with Schedule 1.7. To the extent such items are not able to be settled at the Closing, Buyer and Seller shall continue to be responsible therefor and shall settle such items promptly after receipt of additional settlement statements from each other.

1.8 Allocation of Purchase Price. Within 30 days of the Closing, Seller will furnish to Buyer an allocation of the Purchase Price among the Purchased Assets, which allocation shall be subject to the approval of Buyer, such approval to not be unreasonably withheld. The parties agree to take reporting positions consistent with such allocation for U.S. federal, state or local tax purposes.

1.9  Closing Deliveries. At the Closing:

     a. Buyer shall execute and deliver to Seller or its designee the Purchase Notes and the Warrant.

     b. Buyer and Seller shall execute and deliver to each other an Assignment and Assumption Agreement and Bill of Sale, in the form attached hereto as Exhibit E (the "Assignment Agreement").

     c. Seller shall deliver to Buyer copies, and, to the extent they are in the possession of Seller or Parent, originals of all Assumed Contracts (Parent being entitled to retain the original of all Assumed Contracts to which it is a party or that otherwise obligated or obligate Parent to perform services or deliver products), the Business Records, which copies or originals shall be available at the Closing or otherwise at the Premises. (Seller shall be entitled to retain a copy of any of the foregoing.) Seller shall execute and deliver or cause to be delivered to Buyer against execution and delivery of the Purchase Notes good and sufficient instruments of transfer to transfer to Buyer all of Seller's right, title and interest in and to the Purchased Assets, free and clear of all Encumbrances.

     d. Buyer shall execute and deliver a Security Agreement securing Buyer's obligations under the Purchase Notes, together with such additional agreements, instruments and documents as are necessary to perfect in Seller the security interests contemplated in Exhibit D and this Agreement.

     e. The parties shall execute and deliver a License and Support Agreement in the form attached as Exhibit F (the "License Agreement").

     f. Seller shall deliver to Buyer the legal opinion of its general counsel substantially in the form attached hereto as Exhibit G, and Buyer shall deliver to Seller the legal opinion of its counsel substantially in the form attached hereto as Exhibit H. Seller shall reimburse Buyer up to 50% of the incremental legal fees incurred by Buyer in obtaining its opinion, such reimbursement not to exceed $2,500.

     g. Seller and Parent shall deliver to the 12/31/02 Statement of Assets and Liabilities (as defined in Section 2.17).

     h. Buyer will deliver to Parent a copy of the commitment letter referred to in Section 3.6.

1.10 Access; Further Assurances. After the Closing, Buyer shall afford to Parent and its accountants and attorneys reasonable access during Buyer's normal business hours and upon reasonable notice to the books and records of Seller delivered to Buyer pursuant to this Agreement and shall permit Seller to make copies therefrom (at Seller's expense) for the purpose of preparing such tax returns of Seller as may be required after the Closing, for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations, for the defense of claims, and for other proper purposes approved in writing by Buyer (Seller may retain copies of such books and records as Seller reasonably anticipates will be required for such purposes). After the Closing, Seller shall afford to Buyer and its accountants and attorneys reasonable access during Seller's normal business hours and upon reasonable notice to the books and records of Seller to the extent required by Buyer to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations, and for other proper purposes approved in writing by Seller (Buyer may retain copies of such books and records as Buyer reasonably anticipates will be required for such purposes). Buyer and Seller from time to time after the Closing, at the request of either party and without further consideration, shall execute and deliver such further instruments, agreements and documents, and take such other action as may reasonably be required to more effectively transfer the Purchased Assets and the Assumed Liabilities to Buyer, and to consummate the other transactions contemplated herein.

1.11 Contracts and Consents Buyer agrees to pay, perform and discharge when due all obligations, debts and liabilities of Seller and/or Parent arising from and after the Effective Date pursuant to the Assumed Contracts listed on
     Schedule 1.1(h); provided, however, that Buyer shall not have any obligation with respect to any such obligations, debts and liabilities that are not specified in writing in the Assumed Contracts or otherwise disclosed in Schedule 1.1(h) or actually known by Buyer. Buyer shall be so obligated with respect to the Assumed Contracts whether or not a Consent of the counter-party thereto is required and whether or not any required Consent has been obtained; provided, however, that Parent shall indemnify Buyer for any liabilities and expenses incurred by Buyer that are solely related to the failure to obtain any required Consent, and provided, further, that Buyer will indemnify Seller and Parent for any liabilities and expenses, arising from and after the Effective Date, that are related to Buyer's performance or non-performance of any Assumed Contracts (other than in respect of the failure to obtain a required Consent). Buyer will use commercially reasonable efforts to secure the discharge of Seller and Parent from, and Seller and Parent will use commercially reasonable efforts to secure the assignment to Buyer of, any Assumed Contracts. To the extent that the transactions contemplated by this Agreement require the Consent under any Assumed Contract, Buyer, Parent and Seller will use commercially reasonable efforts to secure such Consents as they mutually agree are necessary and appropriate, with any out-of-pocket costs to secure such Consents being the responsibility of Seller. To the extent that the assignment of any Assumed Contract shall require the Consent of other parties thereto, this Agreement shall not constitute an assignment thereof (even though Buyer shall be obligated to Seller and Parent to perform thereunder and shall be entitled to the benefits therefrom). Buyer agrees to consummate the transactions contemplated by this Agreement whether or not Seller has secured all necessary third party Consents to the Assumed Contracts. To the extent necessary, each party agrees to cooperate with the other in any reasonable arrangement designed to transfer to Buyer the benefits and obligations of any Assumed Contract, including, but not limited to, having (a) Buyer act as agent for Seller, and (b) Seller enforce for the benefit of Buyer any and all rights of Seller against the other party thereto (including rights arising out of the cancellation by such other party or otherwise). Anything herein to the contrary notwithstanding, Seller will not assign to Buyer any Contract to which Parent is a party or which otherwise requires Parent to render services or deliver products; as to such of those Contracts which relate in any portion to the Business or the Products, Buyer will remain obligated to perform all services and deliver all Products that relate to the Business or the Products and Buyer shall be entitled to the benefits thererom. In addition, certain additional provisions relating to support, maintenance and warranty services of existing customers are contained in the License Agreement.


ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller hereby represents and warrants to Buyer that the statements contained in this Article 2 are true and correct, except as set forth in the Disclosure Schedule attached hereto.

2.1 Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

2.2 Title to Assets. Seller has good and valid title to all of the Purchased Assets, free and clear of all Encumbrances (other than for taxes on personal property not yet due and payable). At the Closing, Seller will sell, convey, assign and transfer and deliver to Buyer good and valid title to all of the Purchased Assets, free and clear of any such Encumbrances.

2.3 Authorization of Transaction. Seller has the unrestricted and absolute power, authority and capacity to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, has been taken by Seller and by the Parent to approve and authorize the execution, delivery and performance by Seller and Parent of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby to which it is a party. This Agreement has been, and each Ancillary Agreement will be at the Closing, duly executed and delivered by Seller and the Agreement and each Ancillary Agreement is, or upon the Closing will be, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

2.4 No Conflict of Transaction With Obligations and Laws. Except as set forth on Schedule 2.4, neither the execution, delivery and performance of this Agreement or any Ancillary Agreement, nor the performance of the transactions contemplated hereby and thereby, will: (i) require any Consent of or declaration, filing or registration with any person, including any Governmental Authority; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which Seller is a party, or give any person the right to accelerate any indebtedness or terminate, any right; (iii) conflict with or constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which Seller is a party or by which it or its assets are bound; (iv) result in the creation of any Encumbrance upon any Purchased Assets; (v) violate any Court Order or Law, or give any Government Authority or other person the right to exercise any remedy or obtain any relief under any Court Order or Law, to which Seller is subject or by which the Purchased Assets are bound, or (vi) violate of any of the terms or requirements of, or give any Governmental Authority the right to terminate or modify any Government Authorization.

2.5 Government Authorizations. Seller holds all Government Authorizations which are required to own its properties and assets and to permit it to conduct its businesses as presently conducted. All such Government Authorizations are valid and in full force and effect, and Buyer shall have full benefit of the same (to the extent transferable). No proceeding is pending or, to the Knowledge of Seller, threatened seeking the revocation or limitations of any Government Authorization.

2.6 Litigation. There is no action, suit, claim, proceeding, investigation or arbitration proceeding pending, or to the knowledge of any officer of Parent, threatened in writing against or otherwise involving the Business or the Purchased Assets, by or before any arbitrator or Governmental Authority, as the case may be, nor, to the knowledge of any officer of Parent, are there any investigations relating to the Business or any of the Purchased Assets pending or threatened by or before any arbitrator or Governmental Authority, as the case may be, as to which written notice has been given to Parent or Seller. There are no outstanding Court Orders to which Seller is a party or by which any of the Purchased Assets are bound, except for items that would not be reasonably likely to give rise to a Material Adverse Effect. There is no action, suit or judicial or administrative proceeding pending or, to the Knowledge of Seller or Parent, threatened against Seller relating to the transactions contemplated by this Agreement.

2.7 Contracts. With respect to the Assumed Contracts, except as otherwise disclosed in Schedule 2.7; (i) all of the Assumed Contracts are in full force and effect, Seller has paid all amounts currently due thereunder (other than immaterial amounts withheld relating to performance disputes) and satisfied all other material obligations accrued to date thereunder and Seller has not received any written notice of default with respect to any material Assumed Contract, which default remains in effect; and (ii) Seller has not given written notice of default in respect of any material Assumed Contract, which default remains in effect.

2.8 Intellectual Property. Schedule 2.8 is a true and complete list of all of the Intellectual Property that is registered or that consists of a written application therefor. Seller has taken reasonable measures to protect the Intellectual Property. Except as set forth in Schedule 2.8, Seller owns all such Intellectual Property (provided, however that this sentence does not imply a warranty as to good title in or to any patents). Neither Seller nor Parent has received written notice within the past two years that the Intellectual Property infringes the patents, copyrights, trade secrets or trademarks of a third party. Neither Seller nor Parent has asserted in writing an infringement claim against a third party with respect to the Intellectual Property within the past two years. Except as set forth on
     Schedule 2.8, and except for such of the following as have been entered into in the ordinary course of business, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property, nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property that are necessary for the Business.

2.9  Employee Benefit Matters; Labor; Employment. Except as set forth on
     Schedule 2.9:

     a. Neither Seller nor any corporation, trade, business, or entity under common control with Seller, within the meaning of Section 414(b), (c),
          (m), or (o) of the Code or Section 4001 of ERISA, ("Commonly Controlled Entity") has contributed to or has an obligation to contribute to, nor has Seller or any Commonly Controlled Entity at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, either (1) a multiemployer plan within the meaning of Section 3(37) of ERISA or (2) any plan subject to Title IV of ERISA;

     b. All obligations of Seller, whether arising by operation of law or by contract, required to be performed under Section 4980B of the Code (or similar state law) have been performed;

     c. Seller shall retain or assume each Employee Benefit Plan, and Buyer shall not assume or be liable for any of the obligations under any Employee Benefit Plan maintained by a Commonly Controlled Entity;

     d.   Seller has no labor union contracts.

2.10 Compliance with Laws. Seller is, and at all times prior to the Closing Date, has been in material compliance with all Laws (including with limitation statutes, orders, rules, ordinances and regulations pertaining to health, safety and environmental matters) applicable to the ownership or operation of the Business, and Seller has not received written notice of any violation or claim of any violation of any Laws applicable to the Business.

2.11 Leased Real Property. The Office Lease is the only leasehold interest of Seller in real property relating to the Business as now conducted. The Office Lease is a binding and valid obligation of Seller and is in full force and effect. Seller is not in default under the Office Lease. Subject to obtaining written consent of the Lessor to the Lease Assignment, Seller has full legal power and authority to enter into the Lease Assignment with Buyer.

2.12 Taxes. Seller has timely filed or caused to be filed all Tax Returns affecting the Business or the Purchased Assets which are required to be filed by Seller, all such Tax Returns which have been filed are accurate and complete in all material respects, and Seller has timely paid all Taxes shown on such returns or on any Tax assessment received by Seller to the extent such Taxes have become due (except to the extent such Taxes are being contested in good faith by Seller, which contests are listed on the Disclosure Schedule). Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes upon the Business or the Purchased Assets, other than statutory liens for Taxes not yet due and payable. Seller has not received notice of any Tax deficiency or delinquency applicable to the Business. To the Knowledge of Seller, there are no legal, administrative, or Tax proceedings pursuant to which Seller is or could reasonably be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as transferee of the Business or the Purchased Assets. None of the Purchased Assets directly or indirectly secures any debt the interest on which is exempt from tax under ss.103(a) of the Code, and none of the Purchased Assets is "tax-exempt use property" within the meaning of ss.168(h) of the Code.

2.13 Insurance. Except as set forth on Schedule 2.13, there have been no claims in excess of $25,000 in any single instance, made under any insurance policies maintained by or for the benefit of Seller with respect to Hired Employees or the Purchased Assets within the past three years.

2.14 No Commissions. Neither Seller nor any person on Seller's behalf has incurred any finder's, broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby which would impose any obligation or liability upon Buyer.

2.15 Financial Statements. An unaudited Statement of Assets and Liabilities of the Business as at December 31, 2002 (the "Statement of Assets and Liabilities") is attached as Schedule 2.15. There is no material liability of the Business of Seller accrued as of that date that is being assumed by Buyer pursuant to this Agreement that is not reflected on the Statement of Assets and Liabilities. No such liabilities have been incurred by Seller since the date of the Statement of Assets and Liabilities other than in the ordinary course of business.

2.16 Absence of Certain Changes or Events. From and after the Effective Date, except as contemplated by or as disclosed in this Agreement, Seller has conducted the Business only in the ordinary course and in a manner consistent with past practice and, since such time, there has not been any Material Adverse Effect on the Purchased Assets or the Business.

2.17 No Other Representations. Buyer acknowledges that it has been given full access to all information concerning Seller that it has requested, that Buyer is familiar with the Business and the Purchased Assets, and Buyer is satisfied with their condition. Except as specifically stated in this
     Article 2, Seller makes and Buyer receives no other representations or warranties of any kind or description, and the Purchased Assets and the Business are being sold by Seller and are accepted by Buyer "As-Is", and in their present condition. In addition, Parent and Seller make no representation, and none of Seller's or Parent's representations, warranties, covenants or agreements contained herein shall be construed to represent or warrant that the Purchased Assets are sufficient for Buyer to operate the Business.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer hereby represents and warrants to Seller as follows:

3.1 Organization and Capitalization of Buyer; No Material Business Operations. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Buyer was incorporated in the State of Delaware on December 9, 2002. Prior to the Closing Date, Buyer has not conducted any material business operations other than those conducted in connection with the consummation of the transactions contemplated by this Agreement.

3.2  Capitalization.

     a. The authorized capital stock of Buyer consists of 7,000,000 shares of common stock, par value $0.001, of Buyer ("Common Stock"), of which 3,420,000 shares are issued and outstanding, and 3,000,000 shares of preferred stock, par value $0.001, of Buyer, of which none are issued and outstanding. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable. Buyer has reserved 180,000 shares of Common Stock to be issued upon exercise of the Warrant, and 400,000 shares of Common Stock to be issued pursuant to a Stock Incentive Plan to be implemented by Buyer after Closing.

     b. The outstanding shares of Common Stock are owned by the stockholders and in the numbers specified in Schedule 3.2 hereto.

     c. Except as contemplated by this Agreement and other than right of first offer and special purchase rights provisions contained in the Stockholders Agreement, dated as of January 6, 2003, a copy of which has been furnished to Seller), there are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by Buyer or its equity holders to purchase or acquire, or preemptive rights with respect to the issuance or sale of, any equity interest in Buyer, or which obligate or may obligate Buyer to issue any additional interest in its equity or any securities convertible into or evidencing the right to subscribe for any portion of its equity, (ii) other securities of Buyer directly or indirectly convertible into or exchangeable for any portion of the equity in Buyer, (iii) agreements relating to the voting of Buyer's equity, (iv) Encumbrances on the transferability of Buyer's equity, or (v) other agreements between Buyer and any other person relating to Buyer's equity.

     d. Buyer does not own any securities issued by any other business organization or governmental authority. Buyer has no subsidiaries, and is not a partner or participant in any joint venture or partnership of any kind.

3.3 Authorization of Transaction. Buyer has the unrestricted and absolute power, authority and capacity to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, has been taken by Buyer to approve and authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Agreement will be at the Closing, duly executed and delivered by Buyer and the Agreement and each Ancillary Agreement is, or upon the Closing will be, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

3.4 No Conflict of Transaction with Obligations and Laws. Neither the execution, delivery and performance of this Agreement or any Ancillary Agreement, nor the performance of the transactions contemplated hereby and thereby, will: (i) require any Consent; (ii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which Buyer is a party, or give any person the right to accelerate any indebtedness or terminate, any right; (iii) conflict with or constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which Buyer is a party or by which it or its assets are bound; (iv) result in the creation of any Encumbrance upon any Purchased Assets; (v) violate any Court Order or Law, or give any Government Authority or other person the right to exercise any remedy or obtain any relief under any Court Order or Law, to which Buyer is subject or by which the Purchased Assets are bound, or (vi) violate of any of the terms or requirements of, or give any Governmental Authority the right to terminate or modify any Government Authorization.

3.5 No Commissions. Neither Buyer nor any person on Buyer's behalf has incurred any finder's, broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby which would impose any obligation or liability upon Seller.

3.6 Commitment for Financing. Prior to the date hereof, Buyer, or one or more stockholders of Buyer on Buyer's behalf, has secured a commitment letter for a working capital line of credit of at least $2,000,000 from a commercial or institutional lender. A copy of that letter has been delivered to Parent.


ARTICLE 4.  AGREEMENTS OF THE PARTIES.

4.1 Employee Matters. Set forth on Schedule 4.1 is a complete list of all employees of Seller. It is the parties' mutual intent (i) that Buyer shall have the opportunity and shall offer to employ substantially all of the employees of Seller as of the Closing Date, (ii) that Seller shall have responsibility for all obligations to such employees arising prior to the Effective Date and all severance obligations to the Terminated Employees, except as otherwise specifically set forth herein, and (iii) that Buyer shall have responsibility for all obligations for such employees who become employees of and actually perform services for Buyer from and after the Effective Date ("Hired Employees"), as follows:

     a. Buyer has extended firm offers to at least 90% of Seller's employees. All such offers provide for cash compensation that is substantially equivalent to that being paid by Seller, other than as shown in a written notice previously delivered to Seller. Each such offer was under a letter of employment which contains a comprehensive release of Seller and Parent, substantially in the form attached hereto as Exhibit J.

     b. Seller shall be responsible for all wages, commissions and other compensation for such Hired Employees up to but not including the Effective Date, and Seller shall be responsible for all wages, commissions, compensation and benefits (and related Taxes) for all employees of Seller who are not Hired Employees. Schedule 4.1 contains a true and correct accounting of all accrued vacation, other days off and severance benefits of each of Seller's employees.

     c. Buyer and Seller shall cooperate to effect a rollover of the 401(k) accounts maintained on behalf of the Hired Employees to accounts created on behalf of such Hired Employees under a 401(k) plan to be established by Buyer; Buyer will reimburse Seller for the non-vested portion of such accounts which are rolled over as an adjustment on
          Schedule 1.7.

     d. If, as of the Closing, more than five employees of Seller do not accept an offer of employment with Buyer (each such non-accepting employee or employee not offered employment by Buyer, a "Terminated Employee"), Seller shall be solely responsible to pay all of its accrued vacation, sick pay and severance obligations owed to all such Terminated Employees; provided that, subject to the Closing, Buyer shall be obligated to pay Seller a dollar amount equal to the positive difference, if any, resulting from subtracting 5 from the total number of Terminated Employees, divided by the total number of Terminated Employees, then multiplied by the total amount of all accrued vacation, sick pay and severance paid by Seller to all Terminated Employees. Seller shall provide Buyer with written documentation reasonably acceptable to Buyer accounting for all such payments, and Buyer shall pay Seller the dollar amount referred to in the preceding sentence within 30 days after receipt of such accounting.

     e. If any Terminated Employee to whom Seller makes a Severance Payment becomes an employee of Buyer following the Closing Date, Buyer shall pay to Seller (with credit for the total amount paid by Buyer pursuant to the preceding subparagraph (c) divided by the total number of Terminated Employees), within 30 days of hiring such Terminated Employee, an amount equal to product of the amount of such Severance Payment multiplied by the applicable percentage as set forth below:

          (i) 100%, if such Terminated Employee is hired by Buyer during the period from the Closing Date until the date that is six months following the Closing Date; and

          (ii) 50%, if such Terminated Employee is hired by Buyer during the period beginning six months following the Closing Date and ending one year after the Closing Date.

     f. Buyer shall be responsible for all wages, benefits and other obligations for all Hired Employees accruing from and after the Effective Date (including all Taxes and related contributions and all group medical, dental or death benefits for expenses incurred, related to or arising from, events occurring from and after the Effective Date, or death or disability occurring from and after the Effective
          Date).

     g. As permitted by Revenue Procedure 96-60, Seller shall be responsible to provide Hired Employees a statement on Form W-2 covering calendar year 2002. Buyer shall be responsible for issuing W-2s for all periods beginning from and after the Effective Date for each such employee.

     h. Seller will provide all notices and any continuation of health benefit coverage required to be provided to any of its employees (which may include employees of Seller who are not hired by Buyer), or the beneficiaries or dependents of such employees, under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), to the extent such notices and continuation of health benefit coverage are required to be provided by Seller by reason of events occurring prior to the Closing Date, by reason of the transactions contemplated by this Agreement, or by reason of Buyer's failure to hire any current employee of Seller. Buyer shall have the option to offer substitute coverage, or reimburse the employees of Seller who are hired by Buyer for all or any portion of their monthly COBRA expense. Buyer shall reimburse Seller for all costs incurred by Seller and described in this subparagraph to the extent they relate to Hired Employees.

     i. Parent and Seller hereby releases all of its employees (and waives any related claims against Buyer) from any existing non-competition or employment covenants to the extent inconsistent with the provisions of this Section 4.1, but such release in no way affects any provisions regarding confidentiality, intellectual property and non-solicitation, all of which shall remain in full force and effect.

4.2 Equipment. Buyer will assume all of Seller's obligations under all leases of equipment used in Seller's business, a complete and accurate list of which is set forth on Schedule 4.2. To the extent that the transactions contemplated by this Agreement require the Consent of any third party to any such leases, Buyer, Seller and Parent will use commercially reasonable efforts to secure such Consent, but failure to obtain any Consent shall not relieve Buyer of its obligations under this section, but Buyer shall be indemnified for any liabilities and expenses incurred by Buyer that are related to the failure to obtain any such required third party Consents.

4.3 Non-Competition. Each of the parties acknowledges that Parent is licensing certain of the Products from Buyer pursuant to the License Agreement. In connection with such License Agreement, for a period ending on the earlier of (i) the date on which a Change in Control of Parent occurs, or (ii) the expiration of three (3) years from the Effective Date, or (iii) upon the occurrence of an "Event of Default" under either of the Purchase Notes (the term "Event of Default" has the meaning given such term in the respective Purchase Note), Parent agrees to the following restrictions:

     a. Parent will not, using the Products, offer or provide industrial product content normalization services ("Competing Services"), and will not license the Products to others for the purpose of providing Competing Services; provided, that, subject to the License Agreement, Parent is permitted to license the Products to Customer(s) for the purpose of enabling the Customer(s) to normalize industrial product content for its (their) own internal business purposes, including the creation of normalized or transactionable content for use by and between the Customer(s) and its (their) vendors, suppliers, customers and other business partners (such Customer(s) shall not be authorized to generally offer Competing Services); and

     b. Parent will not divest, distribute or otherwise dispose of its licenses to the Products as part of any transaction that results in or creates a business or entity, whether owned by Parent or otherwise, that derives a substantial portion of its revenue from the delivery of Competing Services. For this purpose, "Customer", means any person that is at any time authorized by Parent to use a Product.

4.4 Non-Solicitation. Each party recognizes that the employees of the other party are its primary and most important asset. Except as otherwise contemplated by this Agreement, for two years following the Closing, each party agrees not to (i) induce, entice or attempt to hire or employ, directly or indirectly, any employee of the other party or its affiliates on behalf of such party or any other person, (ii) induce or attempt to induce any employee of the other party or its affiliates to leave the employ or cease doing business with the other party or its affiliates, or
     (iii) induce or attempt to induce any individual or entity to violate these provisions; provided, that the foregoing shall not prevent either party from employing any person for whom such party has evidence that such person responded to a mass media solicitation or advertisement that is not directed at employees of the other party.

4.5 Transition Assistance. Seller will provide Buyer with Siebel, Lotus Notes and support for its other information technology infrastructure, accounting and other processes for a reasonable period of time, pursuant to a transition plan to be documented and agreed by the parties. If this assistance continues beyond 30 days, Buyer will compensate Seller for its fully loaded costs as calculated by Parent in good faith pursuant to GAAP (or if GAAP does not provide a standard, using its internal allocation methods as used for budgeting purposes). Under no circumstances is Seller required to continue this assistance for more than 90 days.

4.6 Removal of Information. Except as specifically provided herein or in the Ancillary Agreements, each party shall return to the other party, or destroy, all information related to the other party's business operations as they exist immediately following Closing. Without limiting the foregoing:

     a. Buyer will return all MAXIMO, Collego, MainControl, MC/Empower, OCS and other software, documentation, marketing materials and information related to Parent's business, and Buyer shall destroy all copies, extracts, printouts and other tangible and electronic embodiments of Parent's sales, customer, pipeline, support, services, accounting, tax, personnel, marketing, product, technology, strategic and other proprietary or confidential information.

     b. Parent and Buyer will negotiate in good faith with a view to their executing and delivering to each other Parent's standard form of development partner license agreement. Pursuant to such agreement, if it is so executed and delivered, Parent will grant to Buyer, and Buyer will accept from Parent, a fully-paid, royalty-free and non-exclusive right and license to use Parent's MAXIMO software development kit and related documentation, for the sole purposes of enabling Buyer to maintain and improve the current and future integration between the Products and the MRO Products. For this purpose, "MRO Products", means those software products currently marketed by Parent under the trademark "MAXIMO", and all products which may be added to or sold in conjunction with the MAXIMO product line, and all future products which may be marketed by Parent under any name or mark whatsoever.

     c. Seller will (after delivering the same to Buyer) remove from its systems all customer, pipeline, support, services and other business information exclusively related to the Products or the Business, except for such copies as Seller is permitted to retain pursuant to Sections 1.4, 1.9(c), 1.10 and elsewhere in this Agreement.

     d. Within not more than two days following the Closing Date, Seller will change its name to a name that does not contain the word "Intermat" or any similar word(s), and Buyer may change its name to Intermat, Inc. or any other name of Seller's choosing which is not similar to any of Parent's corporate name, domain names or common law or registered trademarks or product names. Seller, Parent and Buyer will execute such consents or other documentation as necessary to facilitate these provisions.

4.7 Sales and Transfer Taxes. Seller shall be solely responsible for, and shall pay and discharge, any and all Massachusetts sales and transfer Taxes, if any, payable in connection with or as a result of the sale of the Purchased Assets hereunder, and Buyer shall be solely responsible for, and shall pay and discharge, any and all other sales and transfer Taxes, if any, payable in connection with or as a result of the sale of the Purchased Assets hereunder. Seller shall pay and discharge and be solely responsible for all unpaid Taxes of any kind that Seller incurred prior to the Effective Date and relating to the Business or the Purchased Assets.

4.8 Texas State Tax Certificate. Within a reasonable period of time (not to exceed 30 days) following the Closing, Seller shall deliver to Buyer a properly executed receipt or certificate from the Texas Comptroller stating that no Taxes are then due with respect to the Business or the Purchased Assets, or the amount, if any, of Taxes, interest or penalties that Seller owes for any period up to the Effective Date.

4.9 Assignment of Lease. Within a reasonable period of time following the Closing, Seller and Buyer shall execute and deliver to each other a Lease Assignment Agreement, in form mutually agreeable to the parties and the landlord (the "Lease Assignment"), providing Buyer the right to the possession and use of the Premises under the terms of that certain Office Lease (the "Office Lease") between Seller and Crescent Real Estate Funding III, L.P. ("Lessor") dated August 29, 1997, as amended, related to the Premises. Seller shall deliver to Buyer a written Consent of the Lessor consenting to the Lease Assignment, in form and substance reasonably satisfactory to Buyer.


ARTICLE 5. INDEMNIFICATION.

5.1  Indemnification by Seller.

     a. Subject to the limitations in paragraph (b) below, Seller and Parent agree, jointly and severally, to defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them resulting from or arising out of:

          (i) any breach of any of the representations, warranties or covenants made by Seller in or pursuant to this Agreement, and Ancillary Agreement, or in any agreement, document or instrument contemplated hereby;

          (ii) any fraud or intentional misrepresentation by Seller; and

          (iii) in respect of any Excluded Liability.

     b. The right to indemnification under paragraph (a) is subject to the following limitations:

          (i) Seller shall have no liability under paragraph (a) unless one or more of Buyer's Indemnified Persons gives written notice to Seller asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of one year from the Closing Date, except that for any claim based upon a covenant or undertaking which by its terms is to be performed after the Closing, then the one year period above shall commence on the date when such covenant or agreement should have been performed;

          (ii) Indemnification for claims under paragraph (a) above shall be payable by Seller only if the aggregate amount of all Losses thereunder by Buyer's Indemnified Persons shall exceed $25,000, at which point Seller shall be responsible for the entire amount of such Losses, including the first $25,000 of such Losses; and

          (iii) Under no circumstances (other than Seller's actual fraud) shall Seller's liability hereunder exceed $2,000,000. In no event will Seller be required to pay cash in respect of any liabilities hereunder beyond the actual cash amount paid by Buyer under the Purchase Notes, it being understood that an additional source of indemnification payments for Buyer is by way of an offset against amounts owing by it under the Purchase Notes, as provided in
               Section 7.2 (any such offset shall apply to the next required payment under the Purchase Notes).

5.2  Indemnification by Buyer.

     a. Subject to the limitations in paragraph (b) below, from and after the Closing Date, Buyer shall indemnify and hold harmless Seller's Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon them resulting from or arising out of:

          (i) any breach of any of the representations, warranties or covenants made by Buyer in or pursuant to this Agreement, any Ancillary Agreement, or in any agreement, document or instrument contemplated hereby;

          (ii) any fraud or intentional misrepresentation by Seller; and

          (iii) in respect of any Assumed Liability.

     b. The right of indemnification under paragraph (a) above is subject to the following limitations:

          (i) Buyer shall have no liability under paragraph (a) above unless one or more of Sellers' Indemnified Persons gives written notice to Buyer asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of one year from the Closing Date, except that for any claim based upon a covenant or undertaking which by its terms is to be performed after the Closing, then the one year period above shall commence on the date when such covenant or agreement should have been performed; and

          (ii) Indemnification for claims under paragraph (a) above shall be payable by Buyer only if the aggregate amount of all Losses thereunder by Seller's Indemnified Persons shall exceed $25,000, at which point Buyer shall be responsible for the entire amount of such Losses, including the first $25,000 of such Losses.

          (iii) Under no circumstances (other than Buyer's actual fraud) shall Buyer's liability for any breach of its representations or warranties (but not its covenants or agreements) hereunder exceed $2,000,000.

5.3  Defense of Third Party Actions.

     a. Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article 5.

     b. Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

     c. By written notice within 45 days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

     d. Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

     e. Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

5.4  Miscellaneous.

     a. Buyer's Indemnified Persons shall not be entitled to indemnification under Section 5.1(a) and Sellers' Indemnified Persons shall not be entitled to indemnification under Section 5.2(a) with respect to a breach of a representation or warranty, if they had clearly demonstrable actual knowledge of the matter giving rise to indemnification.

     b. If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

     c. The gross amount for which any Indemnifying Person may be liable pursuant to this Article 5 shall be reduced by any insurance proceeds actually recovered by or on behalf of the Indemnified Person on account of the indemnifiable Loss.

5.5 Payment of Indemnification. Claims for indemnification under this Article 5 shall be paid or otherwise satisfied by Indemnifying Persons within 30 days after notice thereof is given by the Indemnified Person.


ARTICLE 6.  DEFINITIONS.

     As used in this Agreement, the following terms have the indicated meanings:

     "Ancillary Agreements" means the Assignment Agreement, the Purchase Notes, the Security Agreement, the License Agreement, the Warrant, the Lease Assignment and such other agreements as are to be executed and delivered pursuant to this Agreement.

     "Buyer's Indemnified Persons" means Buyer, its subsidiary and affiliated corporations, their respective directors, officers, employees, stockholders, partners, members, agents, heirs and personal representatives.

     "Closing" means the closing of the purchase and sale provided for in this Agreement.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended. All references to the Code, U.S. Treasury regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement.

     "Consents" means all consents and approvals of Governmental Authorities, and all consents and approvals of third parties, in each case that are necessary in order to transfer ownership in the Purchased Assets to Buyer and otherwise to consummate the transactions contemplated hereby.

     "Constituent Documents" means a party's certificate or articles of incorporation or organization, bylaws, or other corresponding documents, as amended.

     "Contracts" means all agreements, licenses, contracts, or other binding commitments, arrangements or plans, written or oral (including any amendments and other modifications thereto), to which Seller is a party or is otherwise bound and which relate primarily to the conduct of the Business or to which Parent is a party or is otherwise bound and which relate exclusively to the Business.

     "Court Order" means any court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction of an arbitrator or Governmental Authority.

     "Debt" without duplication, means (a) all indebtedness (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of Seller, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (b) all deferred indebtedness of Seller for the payment of the purchase price of property or assets purchased, (c) all obligations of Seller to pay rent or other payment amounts under a lease of real or personal property which is required to be classified as a capital lease in accordance with GAAP, (d) any outstanding reimbursement obligation of Seller with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of Seller, (e) any payment obligation of Seller under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (f) all indebtedness for borrowed money secured by any Encumbrance existing on property owned by Seller, whether or not indebtedness secured thereby shall have been assumed, (g) all guaranties, endorsements, assumptions and other contingent obligations of Seller in respect of, or to purchase or to otherwise acquire, indebtedness for borrowed money of others, and (h) all premiums, penalties and change of control payments required to be paid or offered in respect of any of the foregoing as a result of the consummation of the transactions contemplated by this Agreement regardless if any of such are actually paid.

     "Employee Benefit Plans" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization or insurance plan providing benefits to any present or former employee or contractor of Seller or any member of the ERISA Group maintained by any such entity or as to which any such entity has any liability or obligation.

     "Encumbrance" means any lien, option (including right of first refusal or first offer), encumbrance, restriction, mortgage, pledge, security interest, claim or charge of any kind or character.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Group" shall mean the collective reference to Seller and any other trades or businesses under common control with Seller within the meaning of
Section 4001(b)(1) of ERISA.

     "Excluded Contracts" means all Contracts that are not Assumed Contracts, including (a) all employment, change of control and severance Contracts; (b) all Employee Benefit Plans and contracts associated with Employee Benefit Plans, including all assets or funds held in trust, or otherwise, associated with or used in connection with the Employee Benefit Plans or contracts associated with Employee Benefit Plans; (c) all Contracts for Debt; (d) any collective bargaining agreement; (e) all Contracts that have terminated or expired prior to the Effective Date in the ordinary course of business; and (f) all insurance Contracts.

     "Government Authority" means any governmental authority, whether foreign, federal, state, local or other political subdivision or agency of any of the foregoing.

     "Government Authorizations" means any license, permit, order, concession, grant, authorization, consent or approval.

     "Indemnified Person" means any person entitled to be indemnified under
Article 5.

     "Indemnifying Person" means any person obligated to indemnify another person under Article 5.

     "Intellectual Property" means all trademarks, Know-how, copyrights, copyright registrations and applications for registration, patents and all other intellectual property rights (including Internet Domain Names), whether registered or not, owned by Seller, including the rights to sue for past infringement thereof, but only such of the foregoing that relate exclusively to the Business.

     "Know-how" means all ideas, concepts, methodologies, techniques and proprietary technical information relating solely to the Products.

     "Knowledge" means, with respect to a specified party hereto, the actual knowledge of such party (including, but not limited to, the actual knowledge of such party's officers, directors, and employees involved in the preparation of this Agreement.

     "Laws" means all applicable statutes, laws, ordinances, rules and regulations.

     "Losses" means all losses, damages (excluding punitive and consequential damages), fines, penalties, liabilities, payments and obligations, and all expenses related thereto.

     "Material Adverse Effect" means any change event or occurrence that has, or is reasonable likely to have, individually or in the aggregate, a material adverse impact upon the business, operations, properties, condition (financial or otherwise), results of operations, Purchased Assets or liabilities of the Business, taken as a whole.

     "Payables" means accounts payable, notes payable, contract payables, and other payables arising from operation of the Business prior to the Effective Date, including expenses accrued prior to the Effective Date, regardless of whether invoices have been received by Seller on the date hereof.

     "Receivables" means accounts receivable, trade accounts, notes receivable, contract receivables and other receivables arising from operation of the Business prior to the Effective Date, including receivables for work completed prior to the Effective Date, regardless of whether invoices have been prepared and issued to the account debtor on the Closing Date.

     "Seller's Indemnified Persons" means each of Seller, its subsidiary and affiliated corporations, their respective directors, officers, employees, stockholders, partners, members, agents, heirs and personal representatives.

     "Taxes" means taxes, charges, fees, imposts, levies, interest, penalties, additions to tax or other assessments or fees of any kind, including, but not limited to, income, corporate, capital, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and customs duties, imposed by any Governmental Authority and any payments with respect thereto required under any tax-sharing agreement.

     "Tax Returns" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person reasonably believes it may be an Indemnified Person hereunder.


ARTICLE 7.  MISCELLANEOUS.

7.1 Survival of Warranties. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for the applicable period set forth in Article 5 and shall not merge in the performance of any obligation by either party hereto.

7.2 No Offset Right. There will be no prepayment penalty under the Purchase Notes. Buyer's payment and other obligations under the Purchase Notes and Security Agreement are non-contingent and absolute, and Buyer has absolutely no right to offset or credit any an/or all payments to be made by it for any reason whatsoever, by reason of any claim by Buyer against Seller for indemnification hereunder or otherwise, unless Seller agrees in writing. Notwithstanding the immediately preceding sentence, Buyer shall be entitled to a right of offset under the Purchase Notes for any claim against Seller or Parent under this Agreement for which: (a) Seller agrees in writing to the amount and validity of such claim or (b) there has been a judicial or other determination regarding the amount and validity of such claim in a final, non-appealable decision, award or settlement.

7.3 Fees and Expenses. Buyer will bear its own expenses and the Parent will bear its and Seller's expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, or its negotiation and termination (if terminated), including without limitation all legal, accounting and investment banking or advisory fees.

7.4 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder by any party hereto shall be in writing and shall be deemed to have been duly given (i) when received if delivered personally, or (ii) on the business day following the business day sent if sent by prepaid domestically recognized overnight receipted courier if sent domestically, or (iii) on the third business day following the day sent if sent by prepaid internationally recognized overnight receipted courier if sent internationally, or (iv) when receipt is telephonically acknowledged if sent by fax transmission on a business day or, if not a business day, on the next following business day, or to the parties at the following addresses (or at such other addresses as shall be specified by the parties):

     If to Buyer, to:

          International Materials Solutions, Inc.
          c/o Genesis Park Ventures
          2001 Hermann Drive
          Houston, TX 77004
          Attn.:  Mr. Blair Garrou
          Tel: (713) 533-5801
          Fax: (713) 285-2911

     with a copy to:

          Vinson & Elkins L.L.P.
          The Terrace 7
          2801 Via Fortuna, Suite 100
          Austin, TX 78746
          Attn:  J. Nixon Fox
          Tel:  (512) 542-8400
          Fax:  (512) 236-3216

     If to Seller, to:

          MRO Software, Inc.
          100 Crosby Drive
          Bedford, MA 01730
          Attn.:  Craig Newfield, V.P. & General Counsel
          Tel:  781-280-2042
          Fax:  781-280-2225

     and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

7.5 Confidentiality. The parties agree that they will keep confidential and not disclose or divulge: (i) any proprietary information or data regarding the Business except as expressly permitted in the License Agreement, (ii) any confidential, proprietary or secret information which they may obtain from another party hereto in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder, or (iii) the financial or other terms of this Agreement, unless such information becomes public information through no fault of such party or is required to be disclosed by applicable law, including applicable securities laws or stock exchange rules or regulations. The obligations of this Section shall survive any termination of this Agreement.

7.6 Publicity and Disclosures. Except as may be otherwise required for compliance by Parent with applicable stock market rules or securities laws, neither Buyer nor Seller nor Parent shall issue any public announcement concerning this Agreement without the prior written approval of the other, which approval shall not be unreasonably withheld. Seller confirms that when referring to the Business it has discontinued use of the term

     "Intermat" in its filings under the Securities Exchange Act, and refers to the Business as its "catalogue content services" or similar terms. The foregoing notwithstanding, Seller reserves the absolute right to provide such disclosure in its publicly filed documents as may be required under applicable laws, rules and regulations.

7.7 Assignability. This Agreement may not be assigned by either party without the consent of the other. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

7.8  Governing Law.

     a. This Agreement shall be governed by and construed in accordance with the laws of The State of Delaware (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated.

     b. Buyer hereby waives compliance by Seller and Parent with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. Seller and Parent agree to indemnify and hold Buyer harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

     c. Any controversy or claim arising out of or relating to this Agreement or a breach hereof shall be finally settled by arbitration in New York City under the commercial rules then in effect of the American Arbitration Association, and shall be determined in accordance with the laws of the State of New York applicable to contracts wholly performed therein.

7.9  General.

     a. This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

     b. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

     c. This Agreement may be amended only by a written agreement executed by all parties hereto.

     d. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     e. Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

                      [Signature page immediately follows.]

                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT
    MRO SOFTWARE, INC./INTERMAT, INC./INTERNATIONAL MATERIALS SOLUTIONS, INC.


     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts by their duly authorized representatives on January 17, 2003, to be effective as of the Effective Date.


                               INTERNATIONAL MATERIALS SOLUTIONS, INC.


                               By:  /s/ Blair Garrou
                                    ----------------------------------------
                               Name:  Blair Garrou
                                      --------------------------------------
                               Title:  Chief Executive Officer
                                       -------------------------------------



                               INTERMAT, INC.


                               By:  /s/ Peter Rice
                                    ----------------------------------------
                               Name:  Peter J. Rice
                                      --------------------------------------
                               Title:  President
                                       -------------------------------------



                               MRO SOFTWARE, INC.


                               By:  /s/ Norman E. Drapeau, Jr.
                                    ----------------------------------------
                               Name:  Norman E. Drapeau, Jr.
                                      --------------------------------------
                               Title:  President and Chief Executive Officer
                                       -------------------------------------